                                                                    Exhibit 10.4

                              SHAREHOLDER AGREEMENT

 THIS SHAREHOLDER AGREEMENT (the "Agreement") is entered into effective as of
                                  ---------
 25th day of May 1995, between CR, INC., a Texas corporation (the "CR"), CAPE
                                                                   --
 FEAR PAGING COMPANY OF NORTH CAROLINA, a North Carolina corporation ("Cape
                                                                       ----
 Fear") and SATELLINK PAGING, INC., a Georgia corporation (a "Satellink").
 ----                                                         ---------

          A corporation named Nations Link, Inc. (the "Company") has been
                                                       -------
 incorporated under the laws of the State of Texas. CR, Cape Fear and Satellink will become Shareholders in the Company, and desire to promote their mutual interests and the interests of the Company by imposing certain restrictions and obligations on themselves and the shares of stock of the Company.

          ACCORDINGLY, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

 SECTION I     DEFINITIONS

          As used herein, the following terms shall have the respective meanings indicated:

          1.1  "Book Value" means, (a) with respect to each share of Stock
               ----------
 described in clause (a) of Section 1.21, (1) the consolidated net worth of the
              ----------    ------------
 Company and its subsidiaries, if any, the accounts of which are consolidated with those of the Company for financial reporting purposes, minus the liquidation value of capital stock having a preference upon liquidation over such share, divided by (2) the number of shares of Stock and Stock equivalents outstanding, excluding those shares of stock having a liquidation preference, all as determined in accordance with GAAP and reflected on the Company's customary financial statements that are prepared as of a date and for the period ended on or most recently prior to the occurrence of the Exercise Event giving rise to the need to determine Book Value, and (b) with respect to each share of Stock described in clause (b) of Section 1.21, the amount reasonably
                             ----------    ------------
 determined by the Board of Directors of the Company to be its book value, determined in accordance with GAAP and reflected on the Company's customary financial statements that are prepared as of a date and for the period ended on or most recently prior to the occurrence of the Exercise Event giving rise to the need to determine Book Value.

          1.2  "Bankruptcy" is defined in Section 1.5(b).
                ----------                --------------

          1.3  "Closing" is defined in Section 6.1.
                -------                -----------

          1.4  "Event Notice" is defined in Section 4.1.
                ------------                -----------

          1.5  "Exercise Event" means the occurrence of any of the following
                --------------
 events with respect to a Shareholder:

               (a) The dissolution of the Shareholder occurs, or the Shareholder is no longer qualified or authorized to own Stock (a "Shareholder's
                                                                -------------
          Disqualification");
          ----------------

               (b) The entry of an order, judgment, or decree by any court of competent jurisdiction approving a petition appointing a trustee, receiver or liquidator of all or a substantial part of the Shareholder's assets; the entry of an order for relief based upon an involuntary petition filed against the Shareholder under any bankruptcy or debtor relief laws; the assignment or attempted assignment by the Shareholder for the benefit of creditors; or the institution or attempted institution of voluntary bankruptcy proceedings by the Shareholder (each of the foregoing being a "Bankruptcy");
           ----------

 SHAREHOLDER AGREEMENT -- Page 1 of 11

               (c) The occurrence of any voluntary or involuntary Transfer of any shares of Stock of the Shareholder, other than a Transfer associated with an event described in clauses (a) or (b) above or a
                                                -----------
          Permitted Transfer (an "Other Transfer");
                                  --------------

               (d) The receipt by the Shareholder of a bona fide offer from a third party to acquire shares of Stock from the Shareholder if the Shareholder intends to Transfer shares of Stock pursuant to that offer, other than a Transfer made pursuant to Section 6 (a "Third
                                                        ---------     -----
          Party Offer");
          -----------

               (e) The Shareholder constitutes a "Defaulting Partner" under the terms of and as defined in the Partnership Agreement (a "Shareholder's
                                                                   -------------
          Default"); or
          -------

               (f) At least 66%, but less than 100% of the Shareholders agree to
          (i) a sale of all or substantially all of the assets of the Partnership or (ii) the grant of a lien or mortgage upon all or substantially all the assets of the Partnership ("Shareholder
                                                            -----------
          Disagreement").
          ------------

          1.6 "Exercise Notice" means, with respect to any option that becomes
               ---------------
 exercisable hereunder, a written notice given by an Optionee pursuant to this Agreement, identifying the Optionee, the Seller, the Exercise Event upon which the option is based and the number of Optioned Shares that the Optionee will purchase.

          1.7 "Exercise Period" means, with respect to each option that is
               ---------------
 exercisable hereunder based upon the occurrence of an Exercise Event, the period beginning on the date upon which the Event Notice pertaining thereto is given properly or an Optionee otherwise acquires actual knowledge of that occurrence and ending after the expiration of the respective number of days thereafter set forth below:

 ==============================================================================
 OPTION ARISING AS A RESULT OF                            NUMBER OF DAYS
 ==============================================================================
 Shareholder's Disqualification                           180 days
 ------------------------------------------------------------------------------
 Bankruptcy                                               90 days
 ------------------------------------------------------------------------------
 Other Transfer                                           90 days
 ------------------------------------------------------------------------------
 Third Party Offer                                        14 days or 14 days
                                                          after the
                                                          determination of the
                                                          Non-cash Appraised
                                                          Value, if any, in
                                                          accordance with
                                                          Section 4.2
                                                          -----------
 ------------------------------------------------------------------------------
 Shareholder's Default                                    60 days
 ------------------------------------------------------------------------------
 Shareholder Disagreement                                 30 days
 ==============================================================================

 Each Exercise Event shall require the determination of the appropriate Exercise Period for each option that becomes exercisable as a result thereof (even if an Exercise Period for an option was previously determined in connection with the occurrence of an earlier Exercise Event).

 SHAREHOLDER AGREEMENT -- Page 2 of 11

          1.8 "Exercise Price" means, with respect to each Optioned Share
               --------------
 subject to any option that becomes exercisable hereunder, the amount set forth below with respect to the Exercise Event out of which the option arises:

 ===============================================================================
 OPTION ARISING AS A RESULT OF                            EXERCISE PRICE IS
 ===============================================================================
 Shareholder's Disqualification                           50% of Book Value
 -------------------------------------------------------------------------------
 Bankruptcy                                               Book Value
 -------------------------------------------------------------------------------
 Other Transfer                                           50% of Book Value
 -------------------------------------------------------------------------------
 Third Party Offer                                        Offered Price
 -------------------------------------------------------------------------------
 Shareholder's Default                                    50% of Book Value
 -------------------------------------------------------------------------------
 Shareholder Disagreement                                 Fair Market Value
 ===============================================================================

 Each Exercise Event shall require the determination of the appropriate Exercise Price of each Optioned Share subject to the option that becomes exercisable as a result thereof (even if the Exercise Price of the Optioned Shares was previously determined in connection with the, occurrence of an earlier Exercise Event).

          1.9  "Fair Market Value" means the fair market value of the
                -----------------
 Shareholder's stock interest in the Company as determined by a big six accounting firm taking into account the book value, the off book values and the nature of the minority interest held by the Shareholder in question. The Shareholders who are purchasing shall provide all relevant information to the big six accounting firm they select and the big six firm shall determine the Fair Market Value of the shares of Shareholder(s) whose shares are being purchased along with the value of such Shareholders limited partnership interest in the Partnership. Such determination shall be delivered on a date within 45 days of the date the Shareholders elected to purchase. If the selling Shareholder disagrees with the valuation, the selling Shareholder shall procure a valuation from a big six accounting firm. Such valuation shall be paid for by the selling Shareholder and shall be delivered within thirty days of the delivery of the first valuation. Upon delivery of the second valuation, the parties shall average the two valuations and the dissenting Shareholder(s) shall sell its shares and limited partnership interest for such amount.

          1.10 "GAAP" means generally accepted accounting principles,
                ----
 consistently applied with the principles customarily used by the Company in preparing its financial statements for financial reporting purposes.

          1.11 "Non-cash Appraised Value" is defined in Section 4.2.
                ------------------------                -----------

          1.12 "Offered Price" means, with respect to each Optioned Share owned
                -------------
 by a Seller that is subject to a Third Party Offer, the per share consideration specified in the Event Notice given in connection with that Third Party Offer, which consideration shall have a value equal to the quotient of (a) the sum of all cash plus the Non-cash Appraised Value, if any, as estimated in the Event Notice (subject to adjustment pursuant to the terms of Section 4.2) divided by
                                                        -----------
 (b) the aggregate number of Optioned Shares that are subject to the Third Party Offer.

          1.13 "Optioned Shares" means, with respect to an option that becomes
                ---------------
 exercisable hereunder (a) in the case of an option arising out of a Third Party Offer, the number of shares of Stock owned by the Seller that are subject to that Third Party Offer and (b) in all other cases, all shares of Stock owned (legally, beneficially, as community property or otherwise) by the Seller.

          1.14 "Optionee" means, with respect to any option that becomes
                --------
 exercisable hereunder, those one or more Shareholders that are not the subject of the relevant Exercise Event (provided that, if more than one such

 SHAREHOLDER AGREEMENT -- Page 3 of 11

 Shareholder becomes an Optionee, those shareholders shall each participate in the rights of an Optionee separately and on a pro rata basis, based upon their
                                               --------
 respective ownership percentages of the Shares that are not Optioned Shares).

          1.15 "Other Transfer" is defined in Section 1.5(c).
                --------------                --------------

          1.16 "Partnership" means Nations Link, Ltd., a Texas limited
                -----------
 partnership comprised of the Company (or any Substitute General Partner, as defined in the Partnership Agreement), as general partner, and CR, Cape Fear and Satellink (or any Substitute Limited Partner, as defined in the Partnership Agreement), as limited partners, and including any reconstituted limited partnership established pursuant to the terms of the Partnership Agreement.

          1.17 "Partnership Agreement" means the Agreement of Limited
                ---------------------
 Partnership of Nations Link, Ltd. entered into on the date hereof between the Company, as general partner, and CR, Cape Fear and Satellink, as limited partners, as hereafter amended, modified, supplemented or restated, and including any substitute partnership agreement evidencing the Partnership.

          1.18 "Permitted Transfer" means any of the following Transfers
                ------------------
 (provided that, at the time of the Transfer, if the Company has made or is eligible to make an election to be an S corporation during the then current tax year under the terms and provisions of the Internal Revenue Code, the Transferee is not a Person that, as a Shareholder, would cause the Company to be ineligible to be an S corporation):

               (a) A Transfer made to one or more Optionees pursuant to the terms of this Agreement;

               (b) A Transfer made after the occurrence of a Third Party Offer, but only if (1) the Event Notice is given properly, (2) the Optionee fails to exercise properly the option with respect to the Optioned Shares, (3) the Transfer is made to the Transferee named in the Event Notice within 60 days following the expiration of the applicable Exercise Period, (4) the terms of the Transfer are no more favorable to the Transferee than those specified in the Event Notice and (5) the Transferee executes and delivers a Transferee Agreement; or

               (c) A Transfer made after the occurrence of an Exercise Event (other than a Third Party Offer), but only if (1) each Event Notice is given properly, (2) the Optionees fail to exercise properly the option with respect to any of the Optioned Shares (the "available
                                                                  ---------
          shares"), (3) the Transfer of the available shares is made pursuant to
          ------
          the Persons who succeed to the rights and interests of the Shareholder by operation of law, and (4) each Transferee executes and delivers a Transferee Agreement.

          1.19 "Person" means any individual, partnership, corporation, trust,
                ------
 or other entity or association.

          1.20 "Section" means a Section of this Agreement.
                -------

          1.21 "Seller" means and includes, with respect to any option that
                ------
 becomes exercisable hereunder, the Shareholder who is the subject of the Exercise Event.

          1.22 "Shareholder" means, at the time of any determination thereof, a
                -----------
 Person that at that time owns, legally or beneficially, any shares of Stock.

          1.23 "Shareholder's Default" is defined in Section 1.5(e).
                ---------------------                --------------

          1.24 "Shareholder's Disagreement" is defined in Section 1.5(f).
                --------------------------                --------------

          1.25 "Shareholder's Disqualification" is defined in Section 1.5(a).
                ------------------------------                --------------

 SHAREHOLDER AGREEMENT -- Page 4 of 11

          1.26 "Stock" means (a) common stock, par value $0.0001 per share, of
                -----
 the Company outstanding on the date of this Agreement, (b) all additional common stock of the Company, together with all shares of capital stock of the Company of any class, that may hereafter be issued and outstanding and (c) any other issued and outstanding securities of the Company (or another entity) into which the Stock is changed, reclassified, split, combined or converted or for which it is exchanged by amendment to the Company's Certificate of Incorporation or by consolidation, merger or otherwise, and any securities paid as a dividend thereon. Appropriate adjustment shall be made to the terms of this Agreement to give effect to each such change, reclassification, split, combination, conversion, exchange or dividend.

          1.27 "Third Party Offer" is defined in Section 1.5(d).
                -----------------                --------------

          1.28 "Transfer" means (a) any sale, hypothecation, transfer, pledge,
                --------
 encumbrance, gift, donation, assignment, or other disposition, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, or (b) the act of making any of the foregoing transfers.

          1.29 "Transferee" means any Person to whom a Transfer of sham of Stock
                ----------
 is made.

          1.30 "Transferee Agreement" means an agreement in form and substance
                --------------------
 satisfactory to the Company that is similar to this Agreement except that (a) the Transferee is a party to such agreement and is subject to all of the restrictions and obligations imposed on the Shareholder under this Agreement,
 (b) if the Transferee is an individual, (1) the Transferee Agreement contains additional provisions, as reasonably required by the remaining Shareholders (A) describing Exercise Events, Exercise Notices and Exercise Prices pertaining to the death of the Transferee and a marital termination affecting the Transferee and (B) addressing any community property interest held or obtained by a spouse of the Transferee and (2) the spouse of the Transferee, if any, executes and delivers a spousal consent thereto in form and substance acceptable to the remaining Shareholders and (c) the Transferee Agreement contains such other term as the Company or any of the other Shareholders reasonably deems necessary or desirable to avoid dealing with other Persons as shareholders of the Company.

 SECTION 2     INITIAL PURCHASE OF SHARES

          The Company has an authorized capitalization of 1,000 shares of Stock. In connection with execution of this Agreement (a) CR agrees that it shall purchase 333 1/3 shares of Stock for the purchase price of $334.00, (b) Cape Fear agrees that it shall purchase 333 1/3 shares of Stock for the purchase price of $333.00 and (c) Satellink agrees that it shall purchase 333 1/3 shares of Stock for the purchase price of $333.00.

 SECTION 3     GRANT OF OPTION; RESTRICTIONS ON TRANSFER OF SHARES

          3.1  Grant of Options. Each Optionee is hereby granted an option to
               ----------------
 purchase, for the price and upon the terms set forth in this Agreement, a pro rata (based on percentage of outstanding stock of optionees owned by each Optionee) portion of the shares of Stock that the Seller now or hereafter owns (legally, beneficially or otherwise) and that are or become Optioned Shares; provided that, in the case of an option arising based upon the occurrence of a Third Party Offer, the Optionee(s) collectively must purchase all or none of the Optioned Shares. In the event there are two (2) Optionees, the Optionees shall have the right to purchase the Optional Shares on a pro rata basis. In the event one of the Optionees elects to purchase less than it pro rata share, the other Optionee shall have the right to purchase the remaining Optioned Shares.

          3.2  Restrictions on Transfers. No Shareholder shall make or suffer
               -------------------------
 any Transfer (other than a Permitted Transfer) of all or any part of its shares of Stock, whether now owned or hereafter acquired by that Shareholder.

 SHAREHOLDER AGREEMENT -- Page 5 of 11

          3.3  Legend on Certificates. Each certificate representing shares of
               ----------------------
 Stock subject to this Agreement now or hereafter held directly or indirectly by a Shareholder shall be stamped or imprinted with the following legend or any other legend deemed necessary by the Company under applicable law to give effect to this Agreement:

          These shares are issued by a close corporation as defined by the Texas Business Corporation Act. Under that Act, a shareholders' agreement may provide for management of a close corporation by the shareholders or in other ways different from an ordinary corporation. This may subject the holder of this certificate to certain obligations and liabilities not otherwise imposed on shareholders of an ordinary corporation. On any sale or transfer of these shares, the transferor is obligated to deliver to the transferee a complete copy of any shareholders' agreement. The shares of stock represented by this certificate are subject to a Shareholder Agreement (and to all amendments thereto), and such shares may not be sold, transferred, assigned, pledged or otherwise disposed of except in strict accordance with the terms of that Shareholder Agreement.

 SECTION 4     DELIVERY OF EVENT NOTICE; SUSPENSION OF VOTING RIGHTS

          4.1  Generally. Upon the occurrence of an Exercise Event, the
               ---------
 Shareholder that is the subject of that Exercise Event shall promptly give to each other Shareholder notice (the "Event Notice") of the occurrence of that Exercise Event and the date of that occurrence. From and after the time of the occurrence of an Exercise Event other than a Third Party Offer or Shareholder Disagreement, the Shareholder that is the subject of the Exercise Event shall not be entitled to vote its shares of Stock, and those shares of Stock owned by that Shareholder shall not be counted in determining the total number of outstanding shares of Stock, in connection with any and all matters that may be required or permitted to be voted on consented to by the Shareholders (including without limitation the adoption of any amendment to this Agreement). Each of those shares of Stock, and that Shareholder, shall remain so disqualified until the earlier to occur (as may be applicable on a share by share basis) of (a) the transfer of those shares of Stock to another Shareholder in connection with the exercise of an option under this Agreement,
 (b) in the case of an Exercise Event occurring based upon the Shareholder constituting a Defaulting Shareholder, that Shareholder no longer constitutes a Defaulting Shareholder or (c) in the case of other Exercise Events, the Exercise Period expires and the Shareholder continues to rightfully own shares of Stock under this Agreement because the option to purchase those shares is not exercised by any Optionee.

          4.2  Event Notice Pertaining to Third Party Offer. Any Event Notice
               --------------------------------------------
 delivered as a result of the occurrence of a Third Party Offer shall contain a copy of a proposed third party purchase and shall also state the number of shares of Stock that are the subject of the proposed Transfer, the identity of the proposed Transferee(s), and the other terms and conditions of the proposed Transfer (including the Offered Price). If the proposed Transfer is to be wholly or partly for a consideration other than cash (with checks being considered cash for this purpose, but promissory notes and other deferred payments of cash not being considered cash for this purpose), the Event Notice shall include the good faith, reasonable estimate of the fair market value of such other consideration as determined by the Shareholder. If any Optionee, within ten days after receipt of the Event Notice, gives written notice to the Shareholder that it does not agree with that estimate and, within ten days after that notice is delivered to the Shareholder, the Optionee and the Shareholder are unable to agree in writing on the fair market value of that other consideration, the Optionee may select, in its good faith discretion, a reputable big six accounting firm experienced in such matters. The Optionee shall use every reasonable effort to cause that accounting firm to prepare promptly its estimate of the fair market value of the non-cash consideration and to give a written notice of that estimate to the Optionee and the Shareholder. That accounting firm's estimate shall be deemed to supplement the Event Notice delivered as a result of the Exercise Event and to supersede the Shareholder's estimate contained therein. The value of the non-cash consideration that is so included in that Event Notice, as so supplemented (to the extent it is so supplemented in accordance with the terms hereof), is herein called the "Non-cash Appraised Value".
                    ------------------------

 SHAREHOLDER AGREEMENT -- Page 6 of 11

 SECTION 5     EXERCISE OF OPTION

          5.1  Exercisability of Option. The options granted hereunder shall
               ------------------------
 become exercisable by an Optionee upon each occurrence of any Exercise Event out of which that Optionee's option arises.

          5.2  Intention to Exercise Option. Prior to the expiration of the
               ----------------------------
 Exercise Period applicable to an option based upon a particular Exercise Event, the Optionee who desires to purchase Optioned Shares shall deliver its Exercise Notice to the Seller and the Company. The number of Optioned Shares to be purchased by the Optionee, as set forth in the Exercise Notice, shall be allocated to that Optionee for purposes of this Agreement.

          5.3  Binding Obligation. If any Optionee is allocated Optioned Shares
               ------------------
 in accordance with this Agreement, such Optionee shall be obligated to consummate the purchase of such Optioned Shares on the terms set forth herein.

          5.4  Cooperation by Company; Notice of Book Value. The Company shall
               --------------------------------------------
 make its books and records available to each Shareholder or third parties, retained by Shareholder, to the extent they are deemed necessary or desirable by that Shareholder in connection with the exercise of its rights or the performance of its obligations hereunder. The Company shall, promptly upon receipt of a request therefor from any Shareholder, deliver a notice setting forth the most recently available Book Value to the Person so requesting it. Further, the Company shall, promptly upon receipt of a notice of the occurrence of an Exercise Event or an Exercise Notice, deliver to the Seller and each Optionee a notice setting forth the relevant Book Value.

 SECTION 6     THE CLOSING

          6.1  Closing Time and Place. Unless otherwise mutually agreed to by
               ----------------------
 the Seller and the Optionees who have been allocated Optioned Shares, (a) the consummation of the sale and purchase of the Optioned Sham hereunder upon exercise of an option granted pursuant to the term hereof (the "Closing") will
                                                                 -------
 occur on the tenth business day after the date (1) the Company delivers to the Seller and the Optionee the notice of Book Value in accordance with Section 5.4
                                                                     -----------
 or (2) the Optionee delivers to the Seller an Exercise Notice with respect to the exercise of an option arising out of a Third Party Offer and (b) the Closing will be held at the offices of the Company.

          6.2  Closing Deliveries.
               ------------------

               (a)   The Exercise Price. The Exercise Price shall be paid in
                     ------------------
 cash or by certified bank or cashier's check at the Closing by the Optionees who have been allocated Optioned Shares; provided that, if any Optionee has been allocated Optioned Shares and the Seller owes any amount to that Optionee, that Optionee may offset against the Exercise Price the amount so owed by the Seller. (If Stock is changed, reclassified, split, combined, converted or exchanged for other securities or any securities are paid as dividends on the Stock after the date as of which the Exercise Price is determined and before the Closing of the sale of the Optioned Shares, appropriate adjustment shall be made to the Exercise Price to give effect to such change, reclassification, split, combination, conversion, exchange or dividend.)

               (b)   The Optioned Shares. At the Closing, the Seller shall
                     -------------------
 deliver to the Optionee the certificates representing the Optioned Shares being purchased by that Optionee, duly endorsed for transfer or accompanied by a duly executed stock power. The Seller shall covenant that the Optioned Shares sold are, and the Optioned Shares sold by the Seller shall be, free and clear of all liens, claims, and encumbrances of any nature whatsoever (although those Optioned Shares shall remain subject to the terms of this Agreement).

 SHAREHOLDER AGREEMENT -- Page 7 of 11

               (c)   Other. All other action shall be taken at the Closing as
                     -----
 the Seller or any Optionee who has been allocated Optioned Shares shall reasonably request to effect the purchase and sale of the Optioned Shares.


 SECTION 7     VOTING

          The Shareholders agree that the number of directors constituting the Board of Directors of the Company shall be three (3) unless increased by the affirmative vote of the holders of all of the shares of Stock. Each Shareholder agrees to vote all of the shares of Stock owned by such Shareholder and entitled to vote for the election of directors of the Company to fix the number of directors in accordance with the preceding sentence, and to elect and qualify a Board of Directors consisting of one (1) person nominated by CR, one
 (1) person nominated by Cape Fear and one (1) person nominated by Satellink, with each such director to serve until the next annual meeting of the Shareholders of the Company or until such director's successor is elected and qualified. In the event any Shareholder's percentage ownership of Stock falls below twenty percent (20%) due to the sale of Optioned Shares to a third party in response to a Third Party Offer (after following all of the procedures relating to Third Party Offers set forth in this Agreement), such Shareholder and third party shall be entitled, by majority vote, to nominate a director, and all of the Shareholders shall vote all of their shares of Stock to elect the nominee of such Shareholder and third party. In the event any Shareholder's percentage ownership of Stock falls below twenty percent (20%) due to the sale of Optioned Shares in response to a Third Party Offer but such Optioned Shares are purchased by Optionees rather than the third party making the Third Party Offer, such Shareholder shall forfeit the right to nominate a director and the Shareholders shall elect the director by majority vote. If a vacancy on the Board of Directors shall occur by reason of the death, resignation or removal of any director elected as herein provided, the Shareholder having the right to nominate the director whose place is so vacated shall nominate the successor to such director, and each Shareholder agrees to vote all shares of Stock owned by such Shareholder and entitled to vote for the election of such successor director for the election of the person so nominated to fill such vacancy, or if such vacancy is filled by the vote of the remaining in members of the Board of Directors, to cause each remaining director nominated by such Shareholder to vote for the election of the person so nominated to fill such vacancy.

 SECTIONS 8    MISCELLANEOUS PROVISIONS

          8.1  Specific Performance. Each party declares that it is impossible
               --------------------
 to measure in money the damages that will accrue to the other parties hereto by reason of a failure to perform or a breach in the performance of any of its obligations under this Agreement, and each party (a) agrees that the other parties to this Agreement shall be entitled to specific performance of the terms of this Agreement and injunctive and other equitable relief in case of any failure, breach or attempted breach and (b) waives any reimbursement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any party to this Agreement institutes any action or proceeding to specifically enforce the provisions hereof (a "plaintiff"), any party against whom that action or proceeding is
            ---------
 brought (a "defendant") waives the claim or defense that the plaintiff has an
             ---------
 adequate remedy at law, and the defendant will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

          8.2  Notices. Whenever any notice is required or permitted hereunder,
               -------
 that notice must be in writing. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered, given and received on the date it is personally received by (and receipt acknowledged in writing by) the Person who is to receive it or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the Person who is to receive it at the address that such Person has theretofore specified by written notice delivered in accordance herewith. Any Person entitled to receive notice hereunder may change, at any time and from time to time, by written notice to the other parties, the address that such party had theretofore specified for receiving notices. Until changed in

 SHAREHOLDER AGREEMENT -- Page 8 of 11
 accordance herewith, each party hereby specifies as such party's address for receiving notices the address adjacent to such party's name on the signature page hereof. In the event more than one Person is to receive notice hereunder, notice shall not be deemed delivered or received until delivery is deemed to be made to the last Person who is to receive that notice (provided that any such Person may agree that notice shall be deemed to be delivered or received by that Person as of any earlier date).

          8.3  Failure to Give Event Notice; Transferees Failing to Execute
               ------------------------------------------------------------
 Agreement. If any Transfer (other than a Permitted Transfer) is purported to be
 ---------
 made or suffered without the giving of the appropriate Event Notice required by this Agreement, such purported Transfer shall be null and void ab initio and of
                                                                ---------
 no force or effect; furthermore, the appropriate Event Notice shall be deemed to have been given to the Persons who were to have received such Event Notice pursuant to the terms and provisions of this Agreement as of the latest date on which any Person who was to receive such Event Notice first learns of such purported Transfer, and thereafter the provisions of this Agreement shall be fully applicable to such shares as if such Event Notice had actually been given. In addition, any Transferee who is required by this Agreement to execute a Transferee Agreement shall be bound by all of the terms and provisions of such an agreement and the shares Transferred shall be and remain subject to all of the terms and provisions of such an agreement, notwithstanding the failure of such Transferee to execute a Transferee Agreement.

          8.4  Right of First Refusal. If, under federal bankruptcy law, similar
               ----------------------
 debtor relief laws, or other federal or state laws affecting the transfer of shares of Stock, any option to purchase such shares granted under this Agreement is voided, avoided, nullified, invalidated or otherwise unenforceable as to any of such shares, the other Shareholders shall have a right of first refusal to purchase any or all such shares in the event of any proposed Transfer thereof by any trustee, receiver, conservator, liquidator, guardian or other Transferee of the Person holding such shares who is, or whose assets are, subject to such laws. Under this right of first refusal, those Shareholders may purchase such shares at the same price and on the same terms as such shares are proposed to be sold by such trustee, receiver, conservator, liquidator, guardian or other Transferee.

          8.5  Continuation of Rights. The failure or refusal of an Optionee to
               ----------------------
 exercise any right granted in this Agreement With respect to any of the Optioned Shares shall not be a waiver of the right to exercise future rights which may arise hereunder with respect to those or any other Optioned Shares.

          8.6  Further Assurances. Each of the parties hereto agrees to take, at
               ------------------
 its own expense, such further action as may be reasonably requested by any other party hereto necessary or desirable to accomplish or effect the purposes of this Agreement and the transactions contemplated hereby.

          8.7  Multiple Counterparts. This Agreement may be executed in a number
               ---------------------
 of identical counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the Person against whom enforcement of this Agreement is sought.

          8.8  Entire Agreement. This Agreement is intended by the parties as a
               ----------------
 final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the right of a Shareholder to sell Stock now or hereafter held by that Person. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          8.9  Invalid Provisions. If any provision of this Agreement is held to
               ------------------
 be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully

 SHAREHOLDER AGREEMENT -- Page 9 of 11
 severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as way be possible and be legal, valid and enforceable.

          8.10 Termination. This Agreement shall terminate (a) upon the
               -----------
 execution of a termination agreement signed by all Persons who are parties to this Agreement at the time of execution of that agreement, (b) automatically upon the bankruptcy or dissolution of the Company or (c) automatically upon the occurrence of any event that reduces the number of Persons owning Stock in the Company to one.

          8.11 Amendments. This Agreement may be amended at any time and from
               ----------
 time to time, in whole or in part, by an instrument in writing setting forth the particulars of such duly executed by the Person against whom enforcement of that is sought.

          8.12 Successors and Assigns. Except as otherwise expressly stated to
               ----------------------
 the contrary herein, this Agreement shall be binding upon and inure to the benefit of each party hereto and shall be binding upon their respective heirs, successors, executors, representatives, and purported assigns; provided that, no assignment of the Shareholder's rights under this Agreement shall be permitted other than in conjunction with a Permitted Transfer.

          8.13 References. Whenever herein the singular number is used, the same
               ----------
 shall include the plural where appropriate, and vice versa; and words of any
                                                 ----------
 gender shall include each other gender where appropriate.

          8.14 Captions. The captions, headings and arrangements used in this
               --------
 Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

          8.15 Governing Law. The laws of the state of Texas and of the United
               -------------
 States of America shall govern the validity, construction, enforcement and interpretation of this agreement, without reference to conflicts of law.

          8.16 After-Acquired Shares. Whenever the Shareholder shall hereafter
               ---------------------
 acquire any shares of Stock of the Company, the shares so acquired shall be held subject to all the terms and conditions of this Agreement.

          8.17 Former Shareholders. Any Shareholder who sells its Stock will
               -------------------
 cease to be a party to this Agreement and will have no further rights hereunder.

          8.18 Additional Shareholders. The Company agrees not to issue or sell
               -----------------------
 shares of its Stock to any Person who is not already a party hereto unless such Person executes and delivers a Transferee Agreement (as if that Person were a Transferee).

          8.19 Conflicts with Bylaws. In the event of any irreconcilable
               ---------------------
 conflict between any of the terms and provisions of this Agreement and those of the Bylaws of the Company, as the same may exist from time to time, the terms and provisions of this Agreement shall govern and control.

SHAREHOLDER AGREEMENT -- Page 10 of 11

          IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, to be effective as of the date first written above.

                                        NATIONS LINK, INC.

 Address:
    P.O. Box 120861                     By: /s/ Larry Simmons
 --------------------------                ----------------------------
    Arlington, TX 76012                 Name: Larry Simmons
                                              -------------------------
                                        Title: President
                                              -------------------------
                                                date:   5/25, 1995


                                        CR, INC.

 Address:
    P.O. Box 120861                     By: /s/ Larry Simmons
 --------------------------                ----------------------------
    Arlington, TX 76012                 Name: Larry Simmons
 --------------------------                  --------------------------
                                        Title: President
                                              -------------------------
                                                date:   5/25, 1995


                                        CAPE FEAR PAGING COMPANY OF NORTH
                                        CAROLINA

 Address:
    P.O. Box 35297                      By: /s/ Wyhre Dawson
 --------------------------                ----------------------------
    Fayetteville, NC 28303              Name: Wyhre Dawson
 --------------------------                  --------------------------
                                        Title: President
                                              -------------------------
                                                date:   5/25, 1995


                                        SATELLINK PAGING, INC.

 Address:
 1375 Northmeadow Parkway               By: /s/ Jerry W. Mayfield
 --------------------------                ----------------------------
 Roswell, GA 30076                      Name: Jerry W. Mayfield
 --------------------------                  --------------------------
                                        Title: President
                                              -------------------------
                                                date:   5/25, 1995

SHAREHOLDER AGREEMENT -- Page 11 of 11